Exhibit 10.4

WACHOVIA SECURITIES
Wachovia Bank, N.A. (“Wachovia Bank”)
Capital Markets-Swap Settlements
Fax: 704-383-8429

DERIVATIVES SETTLEMENTS
AUTHORITY TO HONOR DRAFTS

Name of Account Holder: Lakeland Industries, Inc.

Financial Institution Account held at: Wachovia Bank, N.A.

Financial Institution’s ABA Number: 026012881

Account Number: XXXXXXXXXXXXX

Account Type: Checking

The undersigned Customer hereby authorizes Wachovia Bank to credit and debit the bank account (the “Account”) identified above in the name of Customer, for the purpose of: (1) crediting amounts due Customer from Wachovia Bank, and (2) paying amounts due Wachovia Bank from Customer.  This authorization will remain in effect until terminated by Customer giving Wachovia Bank written notice of such termination.  If an error or omission is made by Wachovia Bank in debiting or crediting the Account or in failing to debit or credit the Account, the Customer must give Wachovia Bank written notice of such error or omission.  This written notice must be received within 10 calendar days following the date on which Customer is sent the first monthly statement on which the error or omission appears.  The liability of Wachovia Bank for any such error or omission shall be limited to debiting or crediting the Account, as appropriate, within a reasonable period of time after receipt of the written notice indicated above, in an amount equal to the difference between the amount, if any, originally debited or credited and the amount which should have been debited or credited.  In no event shall Wachovia Bank incur any additional liability for any such error or omission.

Lakeland Industries, Inc.	September 22, 2008
Name of Account Holder	Date

By:    Gary Pokrassa

Signature: /s/ Gary Pokrassa
Title: Chief Financial Officer
Date: September 22, 2008

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